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SCHEDULE 14A
(Rule 14-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
PEC SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed: April 28, 2003

PEC Solutions, Inc.
12730 Fair Lakes Circle
Fairfax, VA 22033

April 28, 2003

MEETING OF STOCKHOLDERS
To Be Held May 21, 2003

Dear Stockholder:

        You are invited to attend the PEC Solutions, Inc., Annual Meeting of Stockholders on Wednesday, May 21, 2003, at 5:30 p.m. at the Fair Lakes Hyatt located at 12777 Fair Lakes Circle, Fairfax, Virginia. The Notice of the Annual Meeting of Stockholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

        Your participation in the Annual Meeting is important. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience. This will help establish a quorum for the meeting and avoid the cost of further solicitation. We hope that you will be able to attend the meeting, and we encourage you to read the enclosed materials.

        We look forward to seeing you on May 21.

Sincerely,

Dr. David C. Karlgaard Chairman of the Board of Directors, President and CEO

PEC Solutions, Inc.
12730 Fair Lakes Circle
Fairfax, VA 22033
(703) 679-4900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2003

        The annual meeting of stockholders of PEC Solutions, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 2003, at 5:30 p.m., local time, at the Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, VA 22033 for the following purposes:

  1.
  To elect three directors to serve until the 2006 annual meeting of stockholders, and until their successors are elected and duly qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2003; and

  3.
  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on March 27, 2003, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

Alan H. Harbitter Secretary

Fairfax, Virginia
April 28, 2003

PEC Solutions, Inc.
12730 Fair Lakes Circle
Fairfax, VA 22033
(703) 679-4900

PROXY STATEMENT

        Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 28, 2003.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

        You can vote your shares of common stock that you owned on March 27, 2003. A total of 27,030,780 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the three director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

        We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

        If your shares are held in the name of a nominee, and you do not tell the nominee by May 12, 2003 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

PROPOSAL NO 1: ELECTION OF DIRECTORS

        The board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at nine members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

        Three directors are to be elected at this annual meeting to serve until the 2006 annual meeting, and until their successors are elected and duly qualified. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

        Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2003 Annual Meeting

        David C. Karlgaard, Ph.D., age 56, has been our Chief Executive Officer, President and Chairman of the Board of Directors since October 1985 when he and Mr. Rice and Dr. Harbitter founded the Company. From 1975 to 1984, Dr. Karlgaard held various management positions with Computer Sciences Corporation, where he worked with Mr. Rice and Dr. Harbitter. Dr. Karlgaard is a Director of James Monroe Bancorp, Inc. Dr. Karlgaard received his doctorate degree in electrical engineering and computer science from The George Washington University and his M.B.A. from the Wharton Business School. Dr. Karlgaard has also lectured as a professor at The George Washington University School of Business and Public Management since 1994.

        R. Jerry Grossman, age 59, has been a Director since December 2000. Mr. Grossman has been the Managing Director of Houlihan, Lokey, Howard & Zukin's Washington, D.C. office since 1999. He manages the firm's government and defense technology practices, with complementary emphasis on commercial technology businesses. Mr. Grossman received his B.S. in Industrial Management from Pennsylvania State University and his X.M.B.A. from Loyola College of Maryland. He is also a Chartered Financial Analyst (CFA).

        B. Gary Dando, age 60, has been a Director since February 2003. Mr. Dando serves on the boards of the University of Maryland Foundation, the University of Maryland College Park Foundation and is

the president of the board for the Robert H. Smith School of Business Foundation. Mr. Dando joined Ernst & Young in 1964 and became a partner in 1976. He served in several national and regional positions from 1982 to 1993, and retired after 37 years of service in 2001. Mr. Dando received his B.A. in Business & Accounting from the University of Maryland at College Park.

Directors Whose Terms Expire in 2004

        Paul G. Rice, age 49, has been our Chief Operating Officer since January 1996 and has been a Director since October 1985. From October 1985 until December 1995, he was our Vice President and then Senior Vice President, Operations. Prior to the founding of the Company, Mr. Rice served in various technical management positions at Computer Sciences Corporation from June 1975 to September 1985. Mr. Rice received his B.S. in electrical engineering from the University of Virginia.

        Frank J. Carr, age 77, has been a Director since December 2000. From 1977 until his retirement in 1988, Mr. Carr served as the General Service Administration's commissioner for government-wide policy and planning, and for computer and telecommunications acquisition and management. From 1988 to present, he has continued to provide assistance to federal agencies seeking to resolve pressing information technology issues. Mr. Carr received his B.S. in electrical engineering from the University of Pennsylvania.

        Zimri C. Putney, age 61, has been a Director since July 2002. Since 1997, Mr. Putney has been the Managing Director and CEO of NextGen Capital, L.L.C., a venture capital management company. At NextGen, he oversees targeting investment opportunities and assisting in the financial and management support for two venture funds with more than 15 investments in the technology sector. He previously held several management and scientific positions with IBM Corporation. Mr. Putney serves on the boards of several private companies. Mr. Putney received his B.S. in physics from Syracuse University and a Sc.M. from Brown University.

Directors Whose Terms Expire in 2005

        Alan H. Harbitter, age 45, has been our Chief Technology Officer since May 1996 and a Director since October 1985. He was our Senior Vice President, Engineering from January 1991 until April 1996 and the Vice President, Engineering from October 1985 to January 1991. From July 1978 to September 1985, Dr. Harbitter served in various technical management positions at Computer Sciences Corporation. Dr. Harbitter received his B.S. in electrical engineering from Cornell University, his M.S. in computer science from the University of Maryland and a doctorate in information technology from George Mason University.

        Stuart R. Lloyd, age 59, has been our Senior Vice President and Chief Financial Officer since December 1998 and a Director since May 1999. Mr. Lloyd was a partner at Gelman, Rosenberg & Freedman, a certified public accounting firm, from February 1993 until December 1998. From September 1981 until February 1993, he was the principal at his own certified public accounting firm. Mr. Lloyd is a certified public accountant and received his B.S. in business administration from The American University.

        John W. Melchner, age 64, has been a Director since August 2002. Mr. Melchner founded John Melchner & Associates in 1992. His company provides accounting and auditing advice to government and corporate clients. For the past 5 years, Mr. Melchner has provided consulting services exclusively to the Los Angeles County Metropolitan Transportation Authority. Previously Mr. Melchner served as Inspector General of the U.S. Department of Transportation and prior to that as the Assistant Inspector General for Auditing of the Department of Defense. Mr. Melchner received his B.B.A. from the Manhattan College of New York and his M.B.A. from the University of Dayton.

        Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Recommendation of the Board of Directors

        The board of directors recommends a vote "FOR" the election of the nominees named above.

THE BOARD OF DIRECTORS AND COMMITTEES

        The board of directors met five times during 2002. The board acted eight times by Written Consents in Lieu of Special Meetings. Each director attended all of the meetings of the board.

        The Audit Committee, currently Messrs. Melchner, Carr, Dando, Grossman and Putney, met five times during 2002. The Audit Committee recommends to our board of directors the independent auditors to conduct the annual audit of our books and records; reviews the proposed scope and results of the audit; approves the audit fees to be paid; reviews accounting and financial controls with the independent public accountants and our financial and accounting staff.

        The Compensation Committee, currently Messrs. Putney, Carr, Dando, Grossman and Melchner, met two times during 2002. The Compensation Committee reviews and recommends the compensation arrangements for our management, including the compensation for our President and Chief Executive Officer; establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and administers our stock option plans.

        The Corporate Governance and Nominating Committee, currently Messrs. Carr, Dando, Grossman, Melchner and Putney met on February 25, 2003 to nominate persons to serve as directors. The Committee will also consider recommendations from you, which should be addressed to Mr. Frank J. Carr, Chairman, Nominating Committee, c/o PEC Solutions, Inc., 12730 Fair Lakes Circle, Fairfax, VA 22033.

        Through December 31, 2002, the non-employee directors received $2,000 for each board meeting and $1,000 for each committee meeting that is not held coincident with a board meeting. The Company also reimburses them for reasonable expenses they incur to attend board and committee meetings. Non-employee directors are eligible to receive grants of options to acquire our common stock pursuant to the nonqualified stock option plan. Effective January 1, 2003, the non-employee directors receive annual retainers of $24,000, covering six board meetings and four committee meetings. Additional board and committee meetings will be paid at the rate of $2,000 and $1,000 per meeting, respectively. In addition, initial stock option grants of 15,000 shares will be made to new board members. After three years, annual 3,000 share option grants will be made to the non-employee directors.

EXECUTIVE OFFICERS

        In addition to Drs. Karlgaard and Harbitter and Messrs. Rice and Lloyd, Messrs. Bratiotis, Owlett and Forbus are executive officers of the Company.

        Christos Bratiotis, age 59, has been our Senior Vice President and General Manager, Criminal Justice and Intelligence Solutions Operation since July 2002. Mr. Bratiotis was our Senior Vice President Engineering Operations from April 1999 through June 2002. Mr. Bratiotis was our Vice President, Engineering Division from April 1996 to April 1999. Prior to that, he served as Vice President, Information Systems for Synetics, a federal information technology company, from January 1992 until April 1996. Mr. Bratiotis received a B.A. in mathematics from Clark University and an M.B.A. from the University of Utah.

        Charles E. Owlett, age 49, has served as our Senior Vice President and General Manager, Civilian Government Solutions Operation since July 2002. Mr. Owlett was our Senior Vice President, Development Operations from April 1999 through June 2002. Mr. Owlett was our Vice President, Systems Integration Division from January 1996 until March 1999 and our Vice President, Systems Development Division from January 1990 until December 1995. Prior to joining us, he served in various technical and management positions with Computer Sciences Corporation from 1975 to 1988. He received his B.S. in electrical engineering from the Florida Institute of Technology.

        John T. Forbus, age 55, has served as our Senior Vice President and General Manager, Defense Solutions Operation since July 2002. Mr. Forbus was our Vice President for Planning from January 2000 through June 2002. Prior to joining us, he served as Vice President and General Manager of the Information Solutions Division of Delfin Systems, Inc. from November 1986 to December 1999. From 1966 through October 1986 Mr. Forbus held a variety of senior technology development and management position with the Federal government. He received his B.E.E. from Georgia Tech.

        Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified.

EXECUTIVE COMPENSATION

        The following summary compensation table sets forth the compensation paid by us during the last three completed years to our chief executive officer and the other four most highly compensated officers whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our Named Executive Officers.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
David C. Karlgaard Chief Executive Officer, President and Chairman of the Board of Directors	2002 2001 2000	$334,131 318,219 276,682	$131,600 106,900 276,682	78,989 18,462 31,539	$48,892 47,629 40,421	(a) (a) (a)
Paul G. Rice Chief Operating Officer and Director	2002 2001 2000	245,294 233,605 203,112	131,600 106,900 93,222	78,989 18,462 31,539	53,044 50,711 43,617	(b) (b) (b)
Alan H. Harbitter Chief Technology Officer and Director	2002 2001 2000	214,198 204,006 177,424	131,600 106,900 93,222	78,989 18,462 31,539	49,152 45,296 40,085	(c) (c) (c)
Stuart R. Lloyd Chief Financial Officer, Senior Vice President and Director	2002 2001 2000	190,008 167,419 155,000	72,500 53,500 46,430	77,658 12,307 21,026	42,102 36,855 34,769	(d) (d) (d)
Christos Bratiotis Senior Vice President	2002 2001 2000	180,003 163,379 151,174	70,000 55,500 50,000	77,658 12,307 21,026	33,224 33,001 31,342	(e) (e) (e)

(a)
Includes for 2002, $5,003 for life and health insurance, $1,456 for automobile allowance, $30,433 for contribution to the executive supplemental retirement plan and $12,000 for the contribution to the 401(k) plan; for 2001, $6,976 for life and health insurance, $3,413 for automobile allowance, $27,040 for contribution to the executive supplemental retirement plan and $10,200 for the contribution to the 401(k) plan; for 2000, $6,546 for life and health insurance, $1,358 for automobile allowance, $21,220 for contribution to the executive supplemental retirement plan and $11,297 for the contribution to the 401(k) plan.

(b)
Includes for 2002, $4,319 for life and health insurance, $6,792 for automobile allowance, $30,433 for contribution to the executive supplemental retirement plan and $11,500 for the contribution to the 401(k) plan; for 2001, $6,281 for life and health insurance, $7,190 for automobile allowance, $27,040 for contribution to the executive supplemental retirement plan and $10,200 for the contribution to the 401(k) plan; for 2000, $5,612 for life and health insurance, $5,488 for automobile allowance, $21,220 for contribution to the executive supplemental retirement plan and $11,297 for the contribution to the 401(k) plan.

(c)
Includes for 2002, $4,319 for life and health insurance, $2,900 for automobile allowance, $30,433 for contribution to the executive supplemental retirement plan and $11,500 for the contribution to the 401(k) plan; for 2001, $6,365 for life and health insurance, $1,691 for automobile allowance, $27,040 for contribution to the executive supplemental retirement plan and $10,200 for the contribution to the 401(k) plan; for 2000, $5,812 for life and health insurance, $1,756 for automobile allowance, $21,220 for contribution to the executive supplemental retirement plan and $11,297 for the contribution to the 401(k) plan.

(d)
Includes for 2002, $7,140 for life and health insurance, $6,509 for automobile allowance, $16,453 for contribution to the executive supplemental retirement plan and $12,000 for the contribution to the 401(k) plan; for 2001, $8,610 for life and health insurance, $5,960 for automobile allowance, $12,085 for contribution to the executive supplemental retirement plan and $10,200 for the contribution to the 401(k) plan; for 2000, $8,430 for life and health insurance, $5,284 for automobile allowance, $9,758 for contribution to the executive supplemental retirement plan and $11,297 for the contribution to the 401(k) plan.

(e)
Includes for 2002, $5,003 for life and health insurance, $3,180 for automobile allowance, $13,041 for contribution to the executive supplemental retirement plan and $12,000 for the contribution to the 401(k) plan; for 2001, $7,131 for life and health insurance, $4,651 for automobile allowance, $11,019 for contribution to the executive supplemental retirement plan and $10,200 for the contribution to the 401(k) plan; for 2000, $6,622 for life and health insurance, $4,251 for automobile allowance, $9,172 for contribution to the executive supplemental retirement plan and $11,297 for the contribution to the 401(k) plan.

Options Granted in 2002

        The following table sets forth information regarding options granted to the named executive officers during the 2002 fiscal year. All option grants were made under the Employee Option Plan. In accordance with the rules of the SEC, the table shows the hypothetical "gains" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10%, from the date the options were granted, over the full option term.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (a)	Percent of Total Options Granted to Employees in 2002 (b)	Exercise Price (c)	Expiration Date	5%	10%
David C. Karlgaard	3,989 75,000	0.35% 6.66%	$37.61 18.01	12/31/11 7/14/12	$94,351 849,480	$239,103 2,152,748
Paul G. Rice	3,989 75,000	0.35% 6.66%	37.61 18.01	12/31/11 7/14/12	94,351 849,480	239,103 2,152,748
Alan H. Harbitter	3,989 75,000	0.35% 6.66%	37.61 18.01	12/31/11 7/14/12	94,351 849,480	239,103 2,152,748
Stuart R. Lloyd	2,658 75,000	0.24% 6.66%	37.61 18.01	12/31/11 7/14/12	62,869 849,480	159,322 2,152,748
Christos Bratiotis	2,658 75,000	0.24% 6.66%	37.61 18.01	12/31/11 7/14/12	62,869 849,480	159,322 2,152,748

(a)
All options were granted under our stock option agreement and nonqualified stock option plan. Options granted under the stock option agreement vest two years from the date of grant. Options for the above individuals granted under the nonqualified stock option plan vest on various vesting periods from immediate vesting to vesting in four years.

(b)
Based on options to purchase 1,126,729 shares of our common stock granted to employees in 2002.

(c)
The options were granted at an exercise price equal to the fair market value of the underlying common stock on the respective dates of grant.

Option Exercises in 2002 and Year-End Value Table

        The following table provides information concerning option exercises in 2002 and unexercised options held as of December 31, 2002, by our Named Executive Officers.

			Number of Securities Underlying Unexercised Options at December 31, 2002
					Value of Unexercised in-the-Money Options at December 31, 2002(1)
	Shares Acquired on Exercise	Value Received
			Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Karlgaard	—	$—	1,081,178	75,000	$29,666,725	891,750
Paul G. Rice	—	—	1,437,926	75,000	40,039,529	891,750
Alan H. Harbitter	—	—	592,676	75,000	16,131,633	891,750
Stuart R. Lloyd	13,334	396,686	98,977	77,658	2,575,717	891,750
Christos Bratiotis	34,134	1,121,302	12,307	77,658	267,985	891,750

(1)
Calculated on the basis of $29.90 per share, the closing price of our common stock on the Nasdaq National Market on December 31, 2002, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information regarding the Company's equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,845,311	$6.99	3,933,694

Total:	4,845,311	$6.99	3,933,694

PERFORMANCE GRAPH

        The following chart shows how $100 invested in the Company's Common Stock as of April 20, 2000, the day our common stock began trading on the Nasdaq Stock Market, would have grown through the period ended December 31, 2002, compared with: (a) $100 invested in the Nasdaq Composite Index, the Russell 2000 Index, and in the Company-selected peer group of companies ("Company Peer Group").

        The Nasdaq Composite Index was chosen because it represents companies of a comparable market capitalization and consists of a large number of companies listed on the Nasdaq Stock Market. The Russell 2000 Index was chosen because it represents companies of a comparable market capitalization and consists of a large number of companies listed on public stock exchanges.

        The peer group consists of six companies, each of whose business focus we originally considered similar to that of PEC. While not all of the companies provide services to the federal government, the services provided were considered similar to those provided by PEC, but in different vertical markets. Subsequent to 2002 we will no longer use the peer group as it no longer is considered representative of the Company. It will be replaced by the Russell 2000 Index, which is considered to be more representative of the Company than the peer group. The return of each peer group company has been weighted according to its respective stock market capitalization for the purpose of arriving at a peer group average. Dividends paid by those companies that pay dividends are assumed to be reinvested at the end of the ex-dividend month without any transaction cost. The members of the peer group are as follows: Sapient Corporation; Diamond Cluster International, Inc.; The Management Network Group, Inc.; Tanning Technology Corporation; American Management Systems, Inc.; and Maximus, Inc.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG PEC SOLUTIONS, INC.,
NASDAQ COMPOSITE INDEX, RUSSELL 2000 INDEX
AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON APR. 20, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

EMPLOYMENT ARRANGEMENTS

        We have employment agreements with Drs. Karlgaard and Harbitter and Mr. Rice. The agreements have initial terms of two years and are automatically extended for additional one year terms. If Dr. Karlgaard, Mr. Rice or Dr. Harbitter is terminated for any reason other than for cause or terminates his agreement for good reason, the employment agreements provide that he is entitled to receive severance payments over a period equal to the greater of the remaining term of his agreement or one year. The employment agreements restrict Drs. Karlgaard and Harbitter and Mr. Rice from competing with us for a period of two years following termination of employment.

        On December 31, 1998, we entered into an employment agreement with Stuart Lloyd. The agreement has an initial term of five years and is automatically extended for additional one year terms unless we, by providing one year's notice, elect not to renew the agreement. Mr. Lloyd, by providing 90 days notice, can terminate the agreement before the end of the current term. Under this agreement, Mr. Lloyd receives an initial annual base salary that will be increased at specified rates through 2001 and will be subject to adjustment by our board of directors and our compensation committee thereafter. He also may receive an annual cash bonus of up to 20% of his then current salary under our fall bonus plan, based upon performance objectives set by our senior management, and another cash bonus under our spring bonus plan not to exceed our net income margin as a percentage of his base salary. Mr. Lloyd, along with the other named executive officers, also receives beneficial use of an automobile.

        If, during the term of his employment agreement, we terminate Mr. Lloyd's employment without cause, he will be entitled to, in one lump sum, the base salary, bonus, all employee benefits and stock options he would have received over the remainder of the term of the agreement. In addition, if we terminate Mr. Lloyd's employment without good reason following a change of control, he will be entitled to the compensation he would have received had the agreement been fully performed. Mr. Lloyd has agreed to a non-competition provision that will be in effect during the term of his agreement and for two years after the agreement is terminated unless terminated as a result of a breach by us of one of the agreement's provisions.

        We do not have an employment agreement with Mr. Bratiotis. His annual base salary for 2002 was $180,003 and his salary as approved by the compensation committee for 2003 is $207,002. He also may receive an annual cash bonus of up to 20% of his then current salary under our fall bonus plan, based upon performance objectives set by our senior management, and another cash bonus under our spring bonus plan not to exceed our net income margin as a percentage of his base salary. Mr. Bratiotis, along with the other named executive officers, also receives beneficial use of an automobile.

        Each named executive officer has agreed to preserve the confidentiality and the proprietary nature of all information relating to our business during and after the term of his employment.

AUDIT COMMITTEE REPORT ON
DECEMBER 31, 2002 AUDITED FINANCIAL STATEMENTS

        The Audit Committee of the Board of Directors of the Company is composed of five independent directors (four during 2002). The Audit Committee operates under a written charter adopted by the Board of Directors and amended in 2003 (Exhibit A), and is responsible for overseeing the Company's financial reporting process and related matters on behalf of the Board of Directors. The Audit Committee charter is reviewed on an annual basis. The members of the Audit Committee are Messrs. Melchner, Grossman, Carr, Putney and Dando. Mr. Dando, who is independent of management, has been designated by the Board of Directors as an "Audit Committee Financial Expert" as the term is defined by the applicable Securities and Exchange Commission Rules and Regulations. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

        Management is responsible for the Company's financial statements and the accounting and financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to assist the Board of Directors in overseeing these processes and audits of the financial statements of the Company.

        In this context, the Audit Committee has met five times in 2002 and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90 (Audit Committee Communications). These matters included a discussion of PricewaterhouseCoopers LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

        PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm's independence. The Audit Committee further considered and concluded that the non-audit services, described elsewhere in this Proxy Statement, provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditors' independence.

        Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2003, subject to stockholder ratification.

                      John W. Melchner, Chair
                      Frank J. Carr
                      B. Gary Dando (February 2003)
                      R. Jerry Grossman
                      Zimri C. Putney

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

        The Compensation Committee reviews and recommends the compensation arrangements for management, establishes and reviews general compensation policies, and administers the Company's stock incentive plan and restricted stock program. The Compensation Committee, established in March 2000, comprises five members (four during 2002), all of whom qualify as independent directors per SEC rules.

        The Compensation Committee seeks to achieve two broad goals in connection with executive compensation programs and decisions regarding individual compensation. These goals and the general means of achieving them are:

        First, to provide executives with a performance-oriented environment by tying individual compensation in part to particular goals. Executives are to be rewarded for meeting performance goals that contribute in a significant way to the accomplishment of business objectives. Also, linking a portion of compensation with the performance of common stock provides executives an incentive through an equity interest in the performance of the Company.

        Second, to attract and retain key executives by structuring executive compensation programs with appropriate attention to the standards and practices of comparable companies in the government-IT and related industries that employ professionals with similar technical skills.

        The executive compensation programs established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary, annual cash bonus, and stock-based equity incentives achieved primarily through participation in our 2000 Stock Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry or related industries and/or are located in the Company's general geographical area; considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other company's executives. To the extent determined appropriate, the Compensation Committee also considers general conditions and financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee considers the number of options outstanding or previously granted and the aggregate size of current awards.

        For the year ended December 31, 2002 the Compensation Committee determined that Dr. Karlgaard's compensation was comparable to that of other chief executive officers of companies surveyed in the same industry and that his 2002 bonus award properly reflected actual performance against our business plan. The base salaries and bonuses of Dr. Harbitter and Messrs. Rice, Lloyd, Bratiotis, Owlett and Forbus were increased in 2002 as warranted by their relative individual contribution to the accomplishment of our business objectives. In addition, they were granted options that were designed to be a meaningful portion of their overall compensation and would contribute to the retention of our key executives.

        Based on its evaluation of individual performance, the Compensation Committee believes that our executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated them to work toward these goals.

        Section 162(a) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure its executive-compensation packages to meet these requirements.

                      Zimri C. Putney, Chair
                      Frank J. Carr
                      B. Gary Dando (February 2003)
                      R. Jerry Grossman
                      John W. Melchner

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        The Compensation Committee of the board of directors was formed in March 2000, and the current members of the Compensation Committee are Messrs. Putney, Carr, Dando (February 2003), Grossman and Melchner. None of the members was, during 2002, an officer or employee at any time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company did not have any relationships or related transactions during fiscal 2002 that required disclosure.

PRINCIPAL STOCKHOLDERS

        The following table shows the number of shares of our common stock beneficially owned as of March 27, 2003 by:

  •
  each person who we know beneficially owns more than 5% of the common stock;

  •
  each member of our board of directors;

  •
  each of our Named Executive Officers; and

  •
  the directors and executive officers as a group.

        Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is c/o PEC Solutions, Inc., 12730 Fair Lakes Circle, Fairfax, Virginia 22033.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding(1)
Gilder, Gagnon, Howe & Co. LLC (a)	1,707,947	6.32%
Wasatch Advisors, Inc (b)	1,379,112	5.10
David C. Karlgaard (c)	6,866,827	24.45
Paul G. Rice (d)	6,756,319	23.75
Alan H. Harbitter (e)	3,581,443	12.96
Stuart R. Lloyd (f)	101,279	0.37
Christos Bratiotis	61,425	0.23
Frank J. Carr (g)	15,000	0.06
B. Gary Dando (h)	6,500	0.02
R. Jerry Grossman (i)	17,000	0.06
John W. Melchner (h)	6,000	0.02
Zimri C. Putney (h)	5,300	0.02
All executive officers and directors as a group (12 persons) (j)	20,689,507	68.44

(1)
As of March 27, 2003, we had outstanding 27,030,780 shares of common stock. The persons named in this table have sole voting power with respect to all shares of common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock, which that person could purchase by exercising outstanding options and options which will become exercisable within 60 days of April 23, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(a)
The address of Gilder, Gagnon, Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, NY 10019.

(b)
The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, 4th Floor, Salt Lake City, Utah 84111

(c)
Includes 1,054,149 shares underlying exercisable options and 1,041,203 shares held in a trust for the benefit of Dr. Karlgaard. In addition, it includes 300,000 shares held in a charitable remainder trust, and 76,000 shares held in a charitable foundation that both benefit Dr. Karlgaard. Does not include 335,040 shares held in an irrevocable trust for the benefit of Dr. Karlgaard over which Dr. Karlgaard does not hold voting or investment power.

(d)
Includes 1,410,897 shares underlying exercisable options and 672,700 shares held in a trust for the benefit of Mr. Rice. In addition, it includes 4,000 shares held in a charitable foundation that benefits Mr. Rice.

(e)
Includes 597,693 shares underlying exercisable options and 514,000 shares held in a trust for the benefit of Dr. Harbitter. In addition, it includes 34,000 shares held in a charitable remainder trust, and 12,500 shares in a charitable foundation that both benefit Dr. Harbitter.

(f)
Includes 49,999 shares underlying exercisable options and 480 shares held in trust for the benefit of Mr. Lloyd's daughter.

(g)
Represents shares underlying exercisable options.

(h)
Includes 5,000 shares underlying exercisable options.

(i)
Includes 15,000 shares underlying exercisable options.

(j)
Includes 3,199,687 shares underlying exercisable options.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

        PricewaterhouseCoopers LLP ("PWC") has served as our independent auditors since October 4, 1999 and has been selected by our board of directors as our independent auditors for the year ending December 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

        Representatives of PWC will be present at the annual meeting and therefore will be available to respond to questions.

        Audit Fees.    The following is a summary of the fees incurred by the Company for services of PricewaterhouseCoopers LLP in 2002 and 2001.

	Audit Fees	Audit Related Fees (a)	Tax Fees (b)	All Other Fees (c)	Total Fees
2002	$142,450	$47,275	$81,949	$—	$271,674
2001	$161,075	$33,570	$33,618	$—	$228,263

(a)
Includes employee benefit plan compliance in 2002 and 2001, consultation related to building lease in 2002, and acquisition-related services in 2001.

(b)
Includes tax compliance and tax consultation services in 2002 and 2001.

(c)
There were no fees incurred by the Company in 2002 and 2001 for financial information systems design or implementation.

Required Vote

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2003 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        Our board of directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 promulgated under the Exchange Act, PEC Solutions stockholders may present proposals for inclusion in the PEC Solutions' proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to PEC Solutions in a timely manner. Any such proposal must comply with Rule 14a-8.

        SEC rules set forth standards for what stockholder proposals PEC Solutions is required to include in a proxy statement for an annual meeting.

        To be considered for presentation to the annual meeting to be held in 2004, a stockholder proposal must be received by Stuart R. Lloyd, our Chief Financial Officer, c/o PEC Solutions, Inc., 12730 Fair Lakes Circle, Fairfax, Virginia 22033, or by Alan H. Harbitter, our corporate secretary, c/o PEC Solutions, Inc., 12730 Fair Lakes Circle, Fairfax, Virginia 22033, no later than December 15, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. During 2002, Mr. Putney had one late filing of a Form 4 for the purchase of shares of the Company.

OTHER MATTERS

        Our board of directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        We have filed an Annual Report on Form 10-K/A for the year ended December 31, 2002, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10K/A by writing to our Chief Financial Officer, Stuart Lloyd, c/o PEC Solutions, Inc., 12730 Fair Lakes Circle, Fairfax, Virginia 22033. Our Form 10K/A is also available through our website at www.pec.com.

EXHIBIT A

PEC Solutions, Inc.
Audit Committee Charter
As Amended February 25, 2003

        Purpose.    The purpose of the audit committee is to assist the board of directors in overseeing the accounting and financial reporting processes of the company; and audits of the financial statements of the company.

        Authorities and Responsibilities.    The Audit Committee in its capacity as a committee of the board shall:

1.
With respect to any registered public accounting firm employed by the company for the purpose of preparing or issuing an audit report or related work:
  •
  Be directly responsible for the appointment, compensation, and oversight of the work of said public accounting firm.
  •
  Require that said public accounting firm report directly to the committee.
  •
  Resolve disagreements between management and said public accounting firm regarding financial reporting.
  •
  Determine appropriate funding for payment of compensation to said public accounting firm.
  •
  Receive reports from said public accounting firm:
    •
    Of all critical accounting policies and practices to be used
    •
    Of all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm
    •
    Of other material written communications between the registered public accounting firm and the management of the company, such as any management letter or schedule of unadjusted differences
  •
  Approve in advance any non-audit service, including tax services, that is to be provided by said public accounting firm contemporaneously with the audit excluding those services prohibited in Section 10A of the SEC Act of 1934.

2.
With respect to independent counsel and other advisors:
  •
  Engage independent counsel and other advisors as it determines necessary to carry out its duties.
  •
  Determine, in its capacity as a committee of the board of directors, appropriate funding for payment by the company of compensation to any independent counsel and other advisors employed by the audit committee.
3.
With respect to complaints regarding accounting, internal controls, or audit matters:
  •
  Establish procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters.
  •
  Establish procedures for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.
4.
With respect to internal controls:
  •
  Confirm that the CEO and CFO, as signing officers of periodic reports submitted as required by SEC and NASDAQ laws and regulations, have disclosed to the audit committee:
    •
    All significant deficiencies in the design or operation of internal controls, which could adversely affect the company's ability to record, process, summarize, and report financial data and have identified for the independent auditors any material weaknesses in internal controls.
    •
    Any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls.

5.
Refrain from taking any action to fraudulently influence, coerce, manipulate, or mislead, any independent public or certified public accountant engaged in the performance of an audit of the financial statements of the company for the purpose of rendering such financial statements materially misleading.

6.
Prepare and publish an annual audit committee report in the company's proxy statement.

Please date, sign and mail your
proxy card as soon as possible!

Annual Meeting of Stockholders
PEC SOLUTIONS, INC.

May 21, 2003

Please mark your
Votes as in this sample

1.
To elect those directors listed at right to serve until 2006 annual meeting of stockholders and until their successors are elected and duly qualified:

FOR, except vote withheld from the following nominee(s):

Nominees:

  •
  Dr. David C. Karlgaard

  •
  R. Jerry Grossman

  •
  B. Gary Dando

2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending 2003; and

3.
To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President of other authorized officer. If a partnership, please sign in partnership name by authorized person.

PEC SOLUTIONS, INC.
12730 Fair Lakes Circle
Fairfax, Virginia 22033

PROXY

        The undersigned, a holder of Common Stock of PEC SOLUTIONS, INC., a Delaware corporation (the "Company"), hereby appoints DR. DAVID C. KARLGAARD and DR. ALAN H. HARBITTER, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 21, 2003 and any adjournments thereof, as follows:

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTORS NAMEDS IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2 THROUGH 3 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respects to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgement.

(Continued and to be signed on Reverse Side)

QuickLinks

MEETING OF STOCKHOLDERS To Be Held May 21, 2003
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003
PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
PROPOSAL NO 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Options Granted in 2002
Option Exercises in 2002 and Year-End Value Table
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
EMPLOYMENT ARRANGEMENTS
AUDIT COMMITTEE REPORT ON DECEMBER 31, 2002 AUDITED FINANCIAL STATEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
  EXHIBIT A